UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2008

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                      Other Events.

On October 10, 2008, Katy Industries, Inc. (the “Company”) announced that its Board of Directors has approved a plan to deregister the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and therefore, terminate its obligations to file periodic and current reports with the Securities and Exchange Commission (“SEC”).  The deregistration would be accomplished through a 500-to-1 reverse stock split of shares of the Company’s common stock.  All stockholders owning fewer than 500 common shares of the Company immediately before the reverse stock split will receive $2.00 in cash for each pre-split common share and will no longer be a stockholder of the Company.  All stockholders owning 500 or more common shares of the Company immediately before the reverse stock split will receive one share for each 500 common shares held and, in lieu of any fractional shares following the reverse stock split, will receive $2.00 in cash for any pre-split shares that result in the fraction.

If, after completion of the reverse stock split, the Company has fewer than 300 shareholders of record, the Company intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended.  If that occurs, the Company will be relieved of its requirements to comply with the Sarbanes-Oxley Act of 2002 and to file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q.

Implementation of the reverse stock split is subject to stockholder approval of an amendment to the Company’s Certificate of Incorporation.  Approval of the amendment would require the approval of a majority of the Company’s outstanding shares.  The Company expects that a special meeting of the stockholders to vote on the amendment will be held in early 2009, and that if this amendment is approved, the stock split and deregistration will be effective thereafter.

The Company’s Board of Directors may abandon the proposed reverse stock split at any time prior to the completion of the proposed transaction if they believe that the proposed transaction is no longer in the best interests of the Company or its stockholders.  A copy of the Company’s press release announcing this transaction is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)                  Exhibits.

Exhibit No.                    Description

99.1                                Press release issued by the Company on October 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ David J. Feldman
David J. Feldman
President and Chief Executive Officer

Date:  October 10, 2008

Index of Exhibits

Exhibit No.                    Description

99.1                                Press release issued by the Company on October 10, 2008.